UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2020

TC PipeLines, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35358	52-2135448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 700

Houston, TX
77002-2761

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (877) 290-2772

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common units representing limited partner interests	TCP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 4, 2020, TC PipeLines GP, Inc., (the “General Partner”), the General Partner of TC PipeLines, LP (the “Partnership”), entered into Amendment No. 1 to the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership (“Amendment No. 1”), effective as of December 31, 2018. Amendment No. 1 amends the previously operative agreement by updating certain provisions to reflect the General Partner’s two percent general partner interest in the Partnership.

The foregoing is a summary of the material terms of Amendment No. 1, a copy of which is attached as Exhibit 3.1 to this document and is incorporated herein by reference.  This summary is qualified in its entirety by reference to Amendment No. 1, which should be read in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibit

Exhibit No.	Description
3.1	Amendment No. 1 to Fourth Amended and Restated Agreement of Limited Partnership of TC PipeLines, LP, effective as of December 31, 2018.
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TC PipeLines, LP
	by:	TC PipeLines GP, Inc.,
its general partner

	By:	/s/ Jon A. Dobson
	Name:	Jon A. Dobson
	Title:	Secretary
Dated: February 4, 2020